Exhibit 24

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the person whose signature appears below hereby makes, constitutes and appoints each of Peter Koffler, Riad Abrahams, Max Jaffe, Ravi Desai, Amanda Saxton, Leon Volchyok, Stephen O’Connor, Gregory Uffner and John Sanders with full power to act without the other, as his or her agent and attorney-in-fact with full powers of substitution and revocation, for the purpose of executing in his or her name, in his or her capacity as an officer and/or director of Blackstone Multi-Strategy Hedge Fund L.P., such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned’s ownership of or transactions in securities of Blackstone Multi-Strategy Hedge Fund L.P. (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto), and (ii) in connection with any applications for EDGAR access codes or any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission, including without limitation the Form ID. The undersigned acknowledges that Peter Koffler, Riad Abrahams, Max Jaffe, Ravi Desai, Amanda Saxton, Leon Volchyok, Stephen O’Connor, Gregory Uffner and John Sanders are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of Blackstone Multi-Strategy Hedge Fund L.P., unless earlier revoked by the undersigned in writing.

IN WITNESS WHEREOF, I have executed this instrument as of the 4th day of February, 2026.

/s/ Riad Abrahams
Riad Abrahams	Chief Executive Officer and Director

/s/ Peter Koffler
Peter Koffler	Director

/s/ Ravi Desai
Ravi Desai	President

/s/ Max Jaffe
Max Jaffe	Chief Operating Officer

/s/ Amanda Saxton
Amanda Saxton	Chief Financial Officer

/s/ Jennifer A. Baldock
Jennifer A. Baldock	Director

/s/ Phil D. Collins
Phil D. Collins	Director

/s/ Paul James Knopp
Paul James Knopp	Director

/s/ Kimberly K. Querrey
Kimberly K. Querrey	Director

/s/ Bruce Zimmerman
Bruce Zimmerman	Director